1


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): April 27, 2001


                          MEDICAL DEVICE ALLIANCE INC.
             (Exact Name of Registrant as Specified in its Charter)


                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

                 0-24979                         88-0345058
         (Commission File Number)        (IRS Employer Identification No.)



       5851 West Charleston, Las Vegas, Nevada           89146
      (Address of Principal Executive Offices)         (Zip Code)

                                 (702) 870-8663
              (Registrant's Telephone Number, Including Area Code)


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ITEM 5.       OTHER EVENTS

     The United States Court of Appeals for the Federal Circuit (Case Number 98-153200-1165) (the "Court") issued a decision reversing in large part the decision of the United States District Court for the Central District of California and granting the motion by Mentor H/S, Inc. (now known as Mentor Texas, Inc. ("Mentor") against the Company and its wholly-owned subsidiary, Lysonix, Inc. as well as Misonix, Inc. for violation of Mentor's U.S. Patent No. 4,886,491.

     This patent covers Mentor's license for ultrasonic assisted liposuction. Damages were asserted in favor of Mentor in excess of $5 million and the Court affirmed that the lower court did not have to increase damages or award attorneys' fees.

     The Company and its co-defendants are considering the alternatives, including further appeal.





SIGNATURES:

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 MEDICAL DEVICE ALLIANCE INC.

                              By:  /s/ George C. Swarts
                                  -----------------------------
                                  (Print name and title of signing officer)
                                   George C. Swarts, Receiver

Dated: April 27, 2001